Exhibit 3.73

We, the undersigned, all being persons of full age, and at least two -thirds being citizens of the United States, and at least one of us a resident of the State of New York, desiring to form a stock corporation, pursuant to the provisions of the Business Corporation Law of the State of New York, do hereby make, sign, acknowledge and file this certificate for that purpose, as follows:-

First.  The name of the proposed corporation is “W. H. Smith Paper Corporation”.

Second.  The purpose for which it is to be formed are the maintaining, conducting and managing in the State of New York and elsewhere the business of purchasing, selling and dealing in any and all kinds of paper, and in all ingredients, products and compounds thereof, and in any and all materials that are now or hereafter might be used in connection with the sale thereof; with the right, in connection with its business, to establish, own and carry on stores for the selling of paper and paper products; to purchase, acquire, hold, sell, and convey in the State of New York and elsewhere, such real estate and personal property as may be necessary or proper in connection with said business and which may not be contrary to law.

Third.  The amount of authorized capital stock of such corporation shall be Twenty-five thousand ($25,000.00) Dollars, divided into Two Hundred and fifty (250) shares of the par value of One hundred ($100.00) Dollars each.  Of the shares authorized One Hundred (100) shares shall be preferred stock and one hundred and fifty (150) shares shall be common stock.

The terms, conditions, limitations and provisions upon which said preferred stock is and shall be issued are these:-

(a)  The holders thereof shall be entitled to receive out of the net profits a fixed minimum dividend at the rate of seven per centum (7%) per annum, to be payable semi-annually before any dividend can be set apart or paid on the common stock for the period elapsed; and the principal or par value of said preferred stock, with accumulated seven, per cent (7%) dividends shall be paid in full in preference to the common stock, in the event of any liquidation of the corporation, whether through insolvency or the termination of its corporate existence, or otherwise.  The minimum preferred dividends thereon are to be accumulated so that if for any period or periods the same cannot safely be paid or may not be paid, the right thereto shall accumulate as against the common stock and all arrears thereof so accumulated must be paid before dividends can be commenced or resumed on the common stock.

(b)  In any calendar year or half year, after payment of dividends at the rate of seven per centum (7%) per annum on the preferred stock, the holders of common stock shall be entitled to the profits distributed as dividends up to seven per centum (7%) per annum on their stock.  In any calendar year when dividends, aggregating seven per cent (7%), shall have been paid on the common stock, if it be desired by the directors to pay out any profits in further dividends, the same shall be distributed pro rata between the common and the preferred stocks.

(c)  The holders of preferred stock are and shall be excluded from voting at any election of directors, or upon the adoption of or any amendment to the By-Laws of the Corporation, or upon any questions affecting or relating to the management of the internal affairs of the Corporation.

Fourth.  The amount of the capital            , with which said Corporation shall begin business is Twelve thousand, two hundred ($12,200.00) Dollars.

Fifth.  Its principal business office is to be located in the City of Albany, County of Albany, and State of New York.

Sixth.  Its duration is to be perpetual.

Seventh.  The number of its directors is to be three.

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Eighth.  The names and post-office addresses of the directors for the first year are as follows:-

Names	Post-Office Addresses.

William H. Smith	#49 Matilda Street, Albany, N.Y.
Walter MacMurray	#135 Hamilton Street, Albany, N.Y.
Raymond F. Delahant	#452A Hudson Avenue, Albany, N.Y.

Ninth.  The names and post-office addresses of the subscribers to the certificate and a statement of the number of shares of stock, which each agrees to take in the corporation, are as follows:-

Names	Post-Office Addresses	Shares

William H. Smith	#49 Matilda Street, Albany, N.Y.	101—common
Walter MacMurray	#135 Hamilton Street, Albany, N.Y.	20—common
Raymond F. Delahant	#452A Hudson Avenue, Albany, N.Y.	1—common

IN WITNESS WHEREOF, We have hereunto made, signed, and acknowledged and filed this certificate in duplicate.

Dated, this sixth day of August, 1919.
/s/ William H. Smith
/s/ Walter MacMurray
/s/ Raymond F. Delahant
STATE OF NEW YORK	)
)SS:
CITY & COUNTY OF ALBANY	)

On this 6th day of August, 1919, before me, the subscriber, personally came William H. Smith, Walter MacMurray and Raymond F. Delahant, to me known and known to me to be the same persons mentioned in and who executed the foregoing certificate, and they severally duly acknowledged to me that they executed the same.

Notary Public
Albany Co. N.Y.

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CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF

“W. H. SMITH PAPER CORPORATION”

We, the undersigned, William H. Smith, Chairman, and Edwin H. Hourigan, Secretary, respectively, of a special meeting of the stockholders of W. H. Smith Paper Corporation, a domestic stock corporation, held for the purpose of increasing its capital stock, DO HEREBY CERTIFY:

That prior to such meeting a Notice stating the time, place and object thereof and the amount of the increase proposed, signed by the President and the Secretary was published once a week for at least two successive weeks in the Albany Evening Journal, a daily newspaper published in the county where the principal office of such corporation is located.

That the following is a true copy of such notice:-

Notice to Stockholder
-of-
W. H. Smith Paper Corporation

Notice is hereby given, that a Special Meeting of the stockholders of W. H. Smith Paper Corporation will be held on the 26th day of April, 1923, at two o’clock in the afternoon at the office of said corporation at No.121 Hudson Avenue in the City of Albany, N.Y., for the following purposes:-

1.-            To vote upon a proposition to increase the capital stock of said corporation from $25,000, now consisting of 100 shares of preferred stock of the par value of $100. each and 150 shares of common stock of the par value of $100. each to $100,000, to consist of 500 shares of preferred stock of the par value of $100. each and 500 shares of common stock of the par value of $100. each.

2.-            To vote on a proposition providing that each stockholder now owning preferred stock of said corporation may within thirty days from the time when same shall have been duly authorized, subscribe at par for four additional shares of the preferred stock of said corporation for each one share now owned by him and that each stockholder owning common stock of said corporation may within the same period subscribe at par for two additional shares of such increased common stock for each one share now owned by him.

3.-            To vote on a proposed amendment to Section 1 of the By-Laws of said corporation, which amendment provides for holding the annual meeting of the stockholders of this corporation on the third Wednesday in July in each year at two o’clock in the afternoon instead of at the time in said section now provided.

Dated, Albany, N.Y., April 11th, 1923.

W. H. Smith,
President.

E. H. Hourigan,
Secretary.

That a copy of such Notice was also duly mailed, postage prepaid to each stockholder of such corporation at his last known post-office address at least two weeks before the meeting.

That at the time and place specified in such Notice, stockholders appeared in person or by proxy, in numbers representing at least two-thirds of all the shares of stock of such corporation and organized said meeting by choosing from their number the undersigned William H. Smith who is President of said corporation for Chairman and Edwin H. Hourigan who is the Secretary of said corporation, as Secretary of this meeting.

That the notice of the meeting and proof of the proper publication and mailing thereof to stockholders was presented.

That upon motion a vote was then taken of those present in person or by proxy on the following resolution:-

RESOLVED, that the capital stock of W. H. Smith Paper Corporation be increased from the present amount thereof, to wit:  $25,000. consisting of 100 shares of preferred stock of the par value of $100. each and 150 shares of common stock of the par value of $100. each; to $100,000, to consist of 500 shares of preferred stock of the par value of $100. each and 100 shares of common stock of the par value of $100. each; preferred stock to have the same preferences and be subject to the same limitations and restrictions as provided in the original certificate of incorporation of this company.

RESOLVED FURTHER that such stockholders now owning preferred stock of said corporation may within thirty days from the time when same shall have been duly authorized, subscribe at par for four additional shares of the preferred stock of said corporation for each one share now owned by him; and that each stockholder owning common stock of said

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corporation may within the same period subscribe at par for two additional shares of such increased common stock for each one shares now owned by him.

RESOLVED FURTHER that the Chairman and Secretary of this meeting be and they hereby are authorized and directed to make, sign, verify and acknowledge the certificates of the proceedings required by statute and cause one of such certificates to be filed and recorded in the office of the Clerk of the County of Albany and a duplicate thereof in the office of the Secretary of State, and to do all acts and things that may be necessary to comply with the provisions of law applicable to and regulating such increase of capital stock.

That the stockholders owning one hundred thirty-two shares of common stock and eighty-three shares of preferred stock being at least two thirds of all the stock of said corporation and likewise two-thirds of the preferred stock and two-thirds of the common stock voted in favor of such resolution; and no stockholders at said meeting voted against its adoption.

That a sufficient number of votes having been cast in favor of such increase of capital stock, such resolution was declared duly adopted.

That the amount of the capital stock of said corporation heretofore authorized is $10,000, preferred stock all of which has been issued; and $15,000. common stock of which $13,200 has been issued; and that the amount of the capital stock as now authorized by this increase is $50,000. preferred stock and $50,000. common stock.

IN WITNESS WHEREOF, We have made, signed, verified and acknowledged this certificate in duplicate.

Dated, Albany, N.Y., this 26th day of April, 1923.

/s/ William H. Smith
Chairman.

/s/ Edwin H. Hourigan
Secretary.

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STATE OF NEW YORK	)
) ss.
County of Albany.	)

William H. Smith, Chairman and Edwin H. Hourigan, Secretary, respectively, of the aforesaid meeting, being severally duly sworn, did depose and say and each for himself deposes and says that he has read the foregoing certificate subscribed by him and knows its contents and that the same is true.

Severally sworn to before	)
	)	/s/ William H. Smith
me this 26th day of April, 1923.	)	/s/ Edwin H. Hourigan

Notary Public

STATE OF NEW YORK	)
) ss.
City & County of Albany.	)

On this 26th day of April, 1923, before me, the subscriber, personally appeared William H. Smith and Edwin H. Hourigan, to me known and known to me to be the same persons described in, and who executed the foregoing instrument, and they severally acknowledged to me that they executed the same.

Notary Public

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CERTIFICATE OF DESIGNATION

OF

W. H. SMITH PAPER CORPORATION
(Exact name of Corporation)

The undersigned business corporation hereby certifies pursuant to section 24 of the Stock Corporation Law:

That it hereby designates the Secretary of State of the State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York.

That the address to which the Secretary of State shall mail a copy of any process against the corporation which may

be served upon him pursuant to law is,	121 Hudson Avenue,

Albany, New York.
(Street and Number)

(City, Village or Town)

(State)

In Witness Whereof, such corporation has caused this certificate to be executed in its

corporate name and under its corporate seal, by	William H. Smith,
(Name of officer)
its	President.
(Here insert title of officer; either president, vice-president, secretary or treasurer)

(Affix
Corporate Seal
Here)	W. H. Smith Paper corporation
(Have exact corporate name typed here)

	By	/s/ William H. Smith
	(Signature of officer)	President.

STATE OF NEW YORK	)
} ss.:
COUNTY OF ALBANY	)

On this 28th day of January 1935, before me personally appeared William H. Smith, to me personally known and known to me to be the person described in and who executed the foregoing certificate, and he thereupon acknowledged to me that he executed the same for the uses and purposes therein mentioned.

Notary Public

County of	Albany.

NOTE:  If the foregoing acknowledgement is taken without the State of New York, the signature of the Notary Public should be authenticated by a certificate of the clerk of the county in which such notary has power to act, or other proper officer.

This certificate is to be forwarded to the Corporation Division, Department of State, Albany, N.Y., accompanied by $2.00 in payment of the filing fee.

CERTIFICATE OF INCREASE OF CAPITAL STOCK AND NUMBER OF
SHARES OF W. H. SMITH PAPER CORPORATION AND CLASSIFICATION
AND RE-CLASSIFICATION OF SHARES, PURSUANT TO SECTION
THIRTY-SIX OF THE STOCK CORPORATION LAW.

We, the undersigned, being the President and the Secretary, respectively, of W. H. Smith Paper Corporation, do hereby certify as follows:

1.  The name of the corporation is W. H. Smith Paper Corporation.

2.  The certificate of incorporation of said corporation was filed in the office of the Secretary of State on August 7th, 1919.

3.  The total amount of previously authorized capital stock is One Hundred Thousand ($100,000.00) Dollars.

4.  The total number of shares which the corporation is already authorized to issue is One Thousand (1000), all of the par value of One Hundred ($100.00) Dollars each.

5.  The shares already authorized are classified as follows:  Preferred, Five Hundred (500) shares; common Five Hundred (500) shares.

The designations, preferences, privileges and voting powers, or restrictions or qualifications of the shares already authorized are as follows:

The holders of Preferred stock are entitled to receive out of the net profits a fixed minimum dividend at the rate of Seven (7%) per centum per annum, payable semi-annually before any dividend can be set apart or paid on common stock for the period elapsed; the principal or par value of said Preferred stock, with accumulated Seven (7%) per cent dividends shall be paid in full in preference to the common stock in the event of any liquidation of the corporation, whether through insolvency or the termination of the corporate existence, or otherwise.  The minimum preferred dividends thereon are to be accumulated so that if for any period or periods the same cannot safely be paid or may not be paid, the right thereto shall accumulate as against the common stock, and all arrears thereof, so accumulated must be paid before dividends can be commenced or resumed on the common stock.

In any calendar year or half year, after payment of dividends at the rate of Seven (7%) per centum per annum on the preferred stock, the holders of common stock shall be entitled to the profits distributed as dividends up to Seven (7%) per centum per annum on their stock.  In any calendar year when dividends, aggregating Seven (7%) per cent, shall have been paid on the common stock, if it be desired by the directors to pay out any profits in further dividends, the same shall be distributed pro rata between the common and preferred stocks.

The holders of preferred stock are and shall be excluded from voting at any election of directors, or upon the adoption of or any amendment to the By-laws of the Corporation or upon any questions affecting or relating to the management of the internal affairs of the Corporation.

6.  The number of shares of each class issued and outstanding is:  Preferred, 488 shares; common, 474 shares.

7.  The amount to which the capital stock is hereby increased is Two Hundred Thousand ($200,000.00) Dollars.

8.  The number of shares is also hereby increased from One Thousand (1000) to Two Thousand (2000) all of the par value of One Hundred ($100.00) Dollars each, being the same par value as the shares heretofore authorized.

9.  The total number of shares, including those previously authorized, which the corporation may henceforth have, is Two Thousand (2000), all of which, as heretofore, are to be of the par value of One Hundred ($100.00) Dollars each.  Of such shares Five Hundred (500) shall be common, Five Hundred (500) shall be preferred and One Thousand (1000) shall be second preferred.

10.  The designations, preferences, privileges and voting powers, or restrictions or qualifications of each class of shares shall be as follows:

The holders of Preferred stock shall be entitled to a fixed minimum dividend at the rate of Seven (7%) per centum per annum, payable semi-annually before any dividend can be set apart or paid on the second preferred stock and/or the common stock for the period elapsed; the principal or par value of said preferred stock, with accumulated Seven (7%) per cent dividends shall be paid in full in preference to the second preferred stock and the common stock, in the event of any liquidation of the corporation, whether through insolvency or the termination of the corporate existence, or otherwise.  The minimum preferred dividends thereon are to be accumulated so that if for any period or periods the same cannot safely be paid or may not be paid, the right thereto shall accumulate as against the second preferred stock and the common stock, and all arrears thereof so accumulated must be paid before dividends can be commenced or resumed on the second preferred stock and/or the common stock.  Such preferred stock shall not, however, be entitled to participate in any other or additional earnings or profits of the corporations.

The holders of Preferred stock are and shall be excluded from voting at any election of directors or at any other meeting of stockholders, nor shall the holders of such shares be entitled to vote in a proceeding for mortgaging the property and franchises of the corporation, pursuant to section 16 of the Stock Corporation Law, for guaranteeing the bonds of another corporation pursuant to section 19 of said law, for increasing the capital stock and number of shares or for establishing priorities or creating preferences among the several classes of stock pursuant to section 36 of said law, for an extraordinary meeting of stockholder pursuant to section 52 of said law, for sale of the franchises and property pursuant to section 20 of said law, for consolidation pursuant to sections 86 and 91 of said law, for voluntary dissolution pursuant to section 105 of said law, or for change of name pursuant to the General Corporation Law, or upon any question affecting or relating to the management of the internal affairs of the corporation.

The holders of Second Preferred stock shall be entitled to such dividends only, at a rate not exceeding Two (2%) per centum per annum, as the Board of Directors may, in their discretion, from time to time, declare on said stock.  Such dividends when and if declared, shall not be cumulative, and may be declared only from surplus of the corporation remaining after providing for the payment of the full dividends on the Preferred stock for the period elapsed, when and as such surplus shall have been determined by the Board of Directors.

Such Second Preferred stock shall, with respect to dividends, have no priority or preference over the common stock and the Board of Directors may declare dividends on the common stock without the prior or subsequent declaration of dividends on the Second Preferred stock.

In the event of any liquidation of the corporation, whether through insolvency or the termination of its corporate existence or otherwise, but only after the payment of the principal or par value of the Preferred stock with accumulated Seven (7%) per centum dividends thereon, the principal or par value of the Second Preferred stock shall be paid in full in preference to the common stock.

The holders of Second Preferred stock are and shall be excluded from voting at any election of directors, or at any other meeting of stockholders, nor shall the holders of such shares be entitled to vote in a proceeding for mortgaging the property and franchises of the corporation, pursuant to section 16 of the Stock Corporation Law, for guaranteeing the bonds of another corporation pursuant to section 19 of said law, for increasing the capital stock and number of shares or for establishing priorities or creating preferences among the several classes of stock pursuant to section 36 of said law, for an extraordinary meeting of stockholders pursuant to section 52 of said law, for sale of the franchises and property pursuant to section 20 of said law, for consolidation pursuant to sections 86 and 91 of said law, for voluntary dissolution pursuant to section 105 of said law, or for change of name pursuant to the General Corporation law, or upon any question affecting or relating to the management of the internal affairs of the corporation.

The Common stock shall be subject to the prior rights of holders of all classes of preferred stock at any time outstanding according to the preferences thereof as hereinbefore set forth.  The holders of common stock shall have and enjoy to the exclusion of the Preferred stock and Second Preferred stock every right, advantage, benefit and privilege and every interest and participation in profits, property, distribution and management save such as are hereinbefore expressly reserved to the holders of the Preferred and Second Preferred stock.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this certificate, this 21 day of January, 1935.

/s/ William H. Smith
President.

/s/ Edwin Hourigan
Secretary.

STATE OF NEW YORK	:
SS:
CITY & COUNTY OF ALBANY	:

On this 21st day of January 1935 before me personally came WILLIAM H. SMITH and EDWIN HOURIGAN, to me known and known to me to be the same persons described in and who executed the foregoing certificate and they severally acknowledged to me that they executed the same.

Notary Public
Albany County, NY

STATE OF NEW YORK	:
SS:
CITY & COUNTY OF ALBANY	:

WILLIAM H. SMITH and EDWIN HOURIGAN being severally duly sworn, do depose and say, and each for himself deposes and says, that he, the said WILLIAM H. SMITH is the President of W. H. Smith Paper Corporation and he, the said EDWIN HOURIGAN is the Secretary thereof, that they have been authorized to execute and file the foregoing certificate by the votes cast in person or by proxy, of the holders of records of two-thirds of the outstanding shares of the corporation entitled to vote on an increase of capital stock and number of shares, and that they have also been authorized to execute and file the foregoing certificate by the votes cast in person or by proxy, of the holders of record of two-thirds of the outstanding shares entitled to vote thereon of each class of outstanding shares the preferences of which are altered by said certificate, and that such votes were cast at a stockholder’s meeting held at No. 121 Hudson Avenue, in the City of Albany, State of New York, on the 21st day of January, 1935, at ten (10) o’clock A. M., upon notice pursuant to section Forty-five of the Stock Corporation Law.

/s/ William H. Smith

/s/ Edwin Hourigan

Sworn to before me, this

21st day of January, 1935.

Notary Public, Albany County, NY

CERTIFICATE OF AMENDMENT OF CERTIFICATE
OF INCORPORATION OF W. H. SMITH PAPER
CORPORATION PURSUANT TO SECTION THIRTY-
SIX OF THE STOCK CORPORATION LAW.

We, the undersigned, being the President and the Secretary, respectively, of W. H. SMITH PAPER CORPORATION, do hereby certify as follows:

FIRST:  The name of the corporation is W. H. SMITH PAPER CORPORATION.

SECOND:  The certificate of incorporation of said corporation was filed in the office of the Secretary of State on August 7, 1919.

THIRD:  A certificate of increase of capital stock and number of shares and classification and re-classification of shares pursuant to Section Thirty-six of the Stock Corporation Law was filed in the office of the Secretary of State on January 23, 1935, whereby the amount of authorized capital stock was increased from One hundred thousand ($100,000.00) Dollars to Two hundred thousand ($200,000.00) Dollars, the total authorized shares increased from One thousand (1,000) to Two thousand (2,000) all of a par value of One hundred ($100.00) Dollars each, divided into Five hundred (500) shares of common, Five hundred (500) shares of Preferred and One thousand (1,000) shares of Second Preferred.

FOURTH:  The Certificate of Incorporation filed on August 7, 1919 as aforesaid, as amended by the Certificate of Increase of capital stock and number of shares and classification and re-classification of shares filed on January 23, 1935, as aforesaid, is hereby further amended to effect one or more of the changes authorized, to wit:  To change the number of its authorized shares and to increase the amount of the capital stock of the corporation in conformity therewith.

FIFTH:  The Certificate of Incorporation as amended by paragraph “7” of the Certificate of Increase of Capital Stock and Number of Shares and Classification and Re-classification of

Shares filed in the office of the Secretary of State on January 23, 1935 which now reads as follows:

“7.  The amount to which the capital stock is hereby increased is Two hundred thousand ($200,000.00) Dollars.”

is amended to read as follows:

“7.  The amount to which the capital stock is hereby increased is Three hundred thousand ($300,000.00) Dollars.”

SIXTH:  The said Certificate of Incorporation as amended by paragraph “8” of the said Certificate of Increase of Capital Stock and Number of Shares and Classification and Re-classification of Shares which now reads as follows:

“8.  The number of shares is also hereby increased from One thousand (1,000) to Two thousand (2,000) all of the par value of One hundred ($100.00) Dollars each, being the same par value as the shares heretofore authorized.”

is amended to read as follows:

“8.  The number of shares is hereby increased from Two thousand (2,000) to Three thousand (3,000) all of the par value of One hundred ($100.00) Dollars each, being the same par value as the shares heretofore authorized.”

SEVENTH:  The said Certificate of Incorporation as amended by paragraph “9” of the said Certificate of Increase of Capital Stock and Number of Shares and Classification and Re-classification of Shares which now reads as follows:

“9.  The total number of shares, including those previously authorized, which the corporation may henceforth have, is Two thousand (2,000), all of which, as heretofore, are to be of the par value of One hundred ($100.00) Dollars each.  Of such shares Five

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hundred (500) shall be common, Five hundred (500) shall be preferred and One thousand (1,000) shall be second preferred.”

is amended to read as follows:

“9.  The total number of shares, including those previously authorized, which the corporation may henceforth have, is Three thousand (3,000), all of which, as heretofore, are to be of the par value of One hundred ($100.00) Dollars each.  Of such shares Five hundred (500) shall be common, One thousand five hundred (1,500) shall be preferred and One thousand (1,000) shall be second preferred.”

EIGHTH:  No shares are eliminated.  The respective designations, preferences, privileges and voting powers or restrictions or qualifications of each class of stock are to remain as heretofore.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this certificate this 29th day of November, 1950.

/s/ William H. Smith
President

/s/ Edwin Hourigan
Secretary

STATE OF NEW YORK	:
COUNTY OF ALBANY	: ss:
CITY OF ALBANY	:

On this 29th day of November 1950, before me personally came WILLIAM H. SMITH and EDWIN HOURIGAN, to me known and known to me to be the same persons described in and who executed the foregoing certificate and they severally acknowledged to me that they executed the same.

Notary Public

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STATE OF NEW YORK	:
COUNTY OF ALBANY	: ss:
CITY OF ALBANY	:

WILLIAM H. SMITH and EDWIN HOURIGAN, being severally duly sworn, do depose and say, and each for himself deposes and says, that he, the said WILLIAM H. SMITH, is the President, and he, the said EDWIN HOURIGAN, is the Secretary of W. H. SMITH PAPER CORPORATION; that they have been duly authorized to execute and file the foregoing certificate of amendment of the certificate of incorporation of W. H. SMITH PAPER CORPORATION by votes, cast in person or by proxy, of the holders of record of two-thirds of the outstanding shares entitled to vote at the stockholders’ meeting at which such votes were cast, with relation to the proceedings provided for in the foregoing certificate; and that neither the certificate of incorporation nor any other certificate filed pursuant to law requires a larger proportion of votes; that they have also been authorized to execute and file the said certificate by the votes, cast in person or by proxy, of the holders of record of two-thirds of the outstanding shares of each class of stock which will be adversely affected by the proceedings provided for in the said certificate and which were entitled to vote at the stockholder’s meeting at which such votes were cast with relation to such proceedings; and that neither the certificate of incorporation, nor any other certificate filed pursuant to law, requires a larger proportion of votes.

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That such votes were cast in person or by proxy at a stockholder’s meeting of said corporation duly called and held at No. 121 Hudson Avenue, Albany, New York, on the 29th day of November 1950, at ten (10) o’clock A. M. upon notice duly given pursuant to Section 45 of the Stock Corporation Law.

Sworn to before me, this 29th	/s/ William H. Smith

day of November 1950.
/s/ Edwin Hourigan

STATE OF NEW YORK	:
: ss:
CITY & COUNTY OF ALBANY	:

WILLIAM H. SMITH and WILLIAM M. McCREDIE, being duly sworn, depose and say and each for himself deposes and says, that he, WILLIAM H. SMITH, is the President of W. H. SMITH PAPER CORPORATION, and he, WILLIAM M. McCREDIE, is the Treasurer thereof; that the number of additional shares which the corporation is authorized to issue by virtue of the foregoing certificate of amendment is One thousand (1000) shares all with a par value of One hundred ($100.) Dollars each.

Sworn to before me this	/s/ William H. Smith

29th day of November 1950.
/s/ William M. McCredie

Notary Public

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RESTATED CERTIFICATE OF INCORPORATION OF

W. H. SMITH PAPER CORPORATION

Pursuant to Section 807 of the Business Corporation Law

We, the undersigned, being the President and Secretary, respectively, of W. H. Smith Paper Corporation, do hereby certify:

1.             The name of the Corporation is W. H. SMITH PAPER CORPORATION.

2.             The Certificate of Incorporation of W. H. Smith Paper Corporation was filed by the Department of State on the 7th day of August, 1919.

3.             The Certificate of Incorporation, as heretofore previously amended, is hereby further amended to effect the following changes authorized in Section 801 of the Business Corporation Law:

(a)           To change the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him, as set forth in Paragraph “FOURTH” of the Restated Certificate of Incorporation hereinafter set forth.

(b)           To change the presently authorized 500 shares of common stock, having a par value of $100.00 each, into 50,000 shares of common stock having a par value of $1.00 each.  Of the presently authorized 500 shares of common stock:  19 shares have never been issued; 122 shares are held by the Corporation as treasury stock; and 359 shares are outstanding.  The said presently authorized 19 shares are hereby changed to 1900 shares of common stock having a par value of $1.00 each, the said presently authorized 122 shares are hereby changed to 12,200 shares of common stock having a par value of $1.00 each; and the said presently authorized 359 shares are hereby changed to 35,900 shares of common stock having a par value of $1.00 each at the rate of 100 to 1.

(c)           To change the presently authorized 1500 shares of first preferred stock, having a par value of $100.00 each, into 150,000 shares of common stock having a par value of $1.00 each.  Of the presently authorized 1500 shares of first preferred stock:  1460 shares are held by the Corporation as treasury stock; and 40 shares are outstanding.  The said presently authorized 1460 shares are hereby changed to 146,000 shares of common stock having a par value of $1.00 each; and the said presently authorized 40 shares are hereby changed to 4000 shares of common stock having a par value of $1.00 each at the rate of 100 to 1.

(d)           To change the presently authorized 1,000 shares of second preferred stock, having a par value of $100.00 each, into 100,000 shares of common stock having a par value of $1.00 each.  Of the presently authorized 1,000 shares of second preferred stock:  531 shares have never been issued; and 469 shares are held by the Corporation as treasury stock.  The said presently authorized 531 shares are hereby changed into 53,100 shares of common stock having a par value of $1.00 each; and the said presently authorized 469 shares are hereby changed into 46,900 shares of common stock having a par value of $1.00 each.

(e)           To eliminate the provisions concerning the rights, preferences and limitations of the said first preferred stock and the said second preferred stock.

(f)            To delete Article “FOURTH” relating to the initial amount of capital with which the Corporation began business.

(g)           To amend Article “SEVENTH” to change the number of directors of the Corporation from three (3) to not less than three (3) nor more than nine (9).

(h)           To delete Article “EIGHTH” relating to the names and addresses of the initial directors of the Corporation.

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(i)            To delete Article “NINTH” relating to the names and addresses of the initial subscribers of stock in the Corporation.

4.             The Certificate of Incorporation, as heretofore amended, is hereby restated to set forth its entire text as further amended by this document, viz:

“FIRST:  The name of the Corporation is “W. H. SMITH PAPER CORPORATION”.

SECOND:  The purposes for which it is formed are the maintaining, conducting and managing in the State of New York and elsewhere, the business of purchasing, selling and dealing in any and all kinds of paper, and in all ingredients, products and compounds thereof, and in any and all materials that are now or hereafter might be used in connection with the sale thereof; with the right, in connection with its business, to establish, own and carry on stores for the selling of paper and paper products; to purchase, acquire, hold, sell and convey in the State of New York, and elsewhere, such real estate and personal property as may be necessary or proper in connection with said business, and which may not be contrary to law.

THIRD:  The aggregate number of shares which the Corporation shall have authority to issue is three hundred thousand (300,000) shares of common stock, each having a par value of One Dollar ($1.00).

FOURTH:  The Secretary of State is hereby designated as the agent of the Corporation upon whom service in any action or proceeding against it may be served.  The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him, is P.O. Box 1290, Albany, New York  12201.

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FIFTH:  The principal office of the Corporation is to be located in the City of Albany, County of Albany and State of New York.

SIXTH:  The duration of the Corporation is to be perpetual.

SEVENTH:  The number of directors of the Corporation is to be not less than three (3) nor more than nine (9), to be determined by the Board of Directors from time to time.”

5.             The foregoing amendment and restatement of the Certificate of Incorporation was authorized by the affirmative vote of more than two-thirds (2/3) of the shares of stock eligible to vote thereon, and by the affirmative vote of the holders of more than two-thirds (2/3) of all outstanding shares of each class of stock of which there are shares outstanding.

IN WITNESS WHEREOF, we have signed this Certificate this 19th day of May, 1981.

/s/ Merle B. Smith
President Merle B. Smith

/s/ John C. Selig
Secretary John C. Selig

STATE OF NEW YORK	)
) ss.:
COUNTY OF ALBANY	)

MERLE B. SMITH, being sworn, deposes and says, that he is one of the persons described in and who executed the foregoing certificate, that he has read the same and knows the contents thereof, and the the statements contained therein are true.

/s/ Merle B. Smith

Sworn to before me, this

19th day of May, 1981.
/s/ Albert A. Manning
Notary Public

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CERTIFICATE OF MERGER

OF

CONTRACTUAL SALES CORP.

INTO

W.H. SMITH PAPER CORPORATION

UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

W.H. SMITH PAPER CORPORATION, a domestic corporation duly organized and existing under and by virtue of the laws of the State of New York, said W.H. SMITH PAPER CORPORATION owning one hundred percent of the outstanding shares of each class of CONTRACTUAL SALES CORP., another domestic corporation duly organized and existing under and by virtue of the laws of the State of New York, does hereby certify and set forth:

(1)  The name of the subsidiary corporation to be merged is CONTRACTUAL SALES CORP.

The name under which the subsidiary corporation was formed is PAPER & PLASTIC SUPPLIES, INC.

(2)  The name of the surviving corporation is W.H. SMITH PAPER CORPORATION.

(3)  The designation and number of outstanding shares of each class of CONTRACTUAL SALES CORP. and the number of such shares of each class owned by W.H. SMITH PAPER CORPORATION is as follows:

Designation of Outstanding Shares	Number of Outstanding Shares	Number of Outstanding Shares Owned by Surviving Corporation
Common	84	84

(4)  The date when the certificate of incorporation of CONTRACTUAL SALES CORP., (formerly PAPER & PLASTIC SUPPLIES, INC.), was filed by the Department of State is the 23rd day of February, 1966.

The date when the certificate of incorporation of W.H. SMITH PAPER CORPORATION was filed by the Department of State is the 7th day of August, 1919.

(5)  The plan of merger has been adopted by the board of directors of W.H. SMITH PAPER CORPORATION, the surviving corporation.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 1st day of November, 1984.

W.H. SMITH PAPER CORPORATION

By:	/s/ Terry Pitchford
Terry Pitchford
President

By:	/s/ John C. Selig
John C. Selig
Secretary

CONTRACTUAL SALES CORP.

By:	/s/ John C. Selig
John C. Selig
President

By:	/s/ Richard W. Powell
Richard W. Powell
Secretary

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STATE OF NEW YORK	)
) ss.:
COUNTY OF ALBANY	)

RICHARD W. POWELL, being sworn, deposes and says, that he is one of the persons described in and who executed the foregoing certificate, namely, the Secretary of CONTRACTUAL SALES CORP.; that he has read the same and knows the contents thereof, and the statements contained therein are true.

/s/ Richard W. Powell
Richard W. Powell

Sworn to before me this

1st day of November, 1984.

/s/ Albert A. Manning
Albert A. Manning

STATE OF NEW YORK	)
) ss.:
COUNTY OF ALBANY	)

JOHN C. SELIG, being sworn, deposes and says, that he is one of the persons described in and who executed the foregoing certificate, namely, the Secretary of W.H. SMITH PAPER CORPORATION; that he has read the same and knows the contents thereof, and the statements contained therein are true.

/s/ John C. Selig
John C. Selig

Sworn to before me, this

1st day of November, 1984.

/s/ Albert A. Manning
Notary Public

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CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

W. H. SMITH PAPER CORPORATION

Under Section 805 of the Business Corporation Law

WE, the undersigned, hereby certify that:

1.             The name of the Corporation is W. H. Smith Paper Corporation.

2.             The Certificate of Incorporation was filed by the Department of State of the State of New York on August 7, 1919.

3.             The Certificate of Incorporation is hereby amended to change the name of the Corporation to Select Papers, Inc.

4.             Article “FIRST” of the Certificate of Incorporation setting forth the name of the Corporation is hereby amended to read as follows:

“FIRST:  The name of the Corporation is Select Papers, Inc.”

5.             The foregoing amendment of the Certificate of Incorporation was authorized by the unanimous written consent of the Directors followed by the unanimous written consent of the shareholders.

IN WITNESS WHEREOF, we have signed this certificate on the 28th day of April, 1987, and we affirm the statements contained therein as true under penalties of perjury.

/s/ Terry Pitchford
Terry Pitchford, President

/s/ Luc O. Desy
Luc O. Desy, Secretary

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
SELECT PAPERS, INC.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST:                    The name of the corporation is Select Papers, Inc.;

SECOND:               The Certificate of Incorporation of the corporation was filed by the Department of State on August 7, 1919 under the name of W. H. SMITH PAPER CORPORATION.

THIRD:                  The amendment of the Certificate of Incorporation of the corporation effected by this Certificate of Amendment is as follows:

To change the name of the corporation.

FOURTH:              To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the corporation, relating to the name of the corporation, is hereby amended to read as follows:

“FIRST:  The name of the corporation is
Select-Robinson, Inc. (of New York).”

FIFTH:                   The foregoing amendment of the Certificate of Incorporation of the corporation was authorized by the consent in writing of all the members of the Board of Directors of the corporation and the unanimous written consent of the sole holder of all of the outstanding shares of the corporation entitled to vote on the said amendment to the Certificate of Incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:  July 31, 1990

/s/ Terry Pitchford
Terry Pitchford, President

/s/ Luc O. Desy
Luc O. Desy, Secretary

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
SELECT-ROBINSON, INC. (OF NEW YORK)

Under Section 805 of the Business Corporation Law

It is hereby certified that:

FIRST:                    The name of the corporation is Select-Robinson, Inc. (of New York) (originally organized under the name W. H. Smith Paper Corporation which was subsequently changed to Select Papers, Inc.).

SECOND:               The certificate of incorporation of the corporation was filed by the Department of State on August 7, 1919.

THIRD:                  The amendment of the certificate of incorporation of the corporation effected by this certificate of amendment is as follows:

To change the name of the corporation.

FOURTH:              To accomplish the foregoing amendment, the following new Article, relating to the corporation’s name, is hereby added to the certificate of incorporation of the corporation:

“FIRST:  The name of the corporation is W. H. Smith Paper Corporation”.

FIFTH:                   The foregoing amendment of the certificate of incorporation of the corporation was authorized by the consent in writing of all of the members of the Board of Directors of the corporation, followed by the unanimous written consent of the holders of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date:       February 21, 1992

/s/ Roger Ashby
President
Roger Ashby

/s/ Luc O. Desy
Secretary
Luc O. Desy

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY  12231

CERTIFICATE OF CHANGE
OF

W.H. SMITH PAPER CORPORATION
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:	W. H. SMITH PAPER CORPORATION

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The certificate of incorporation was filed by the Department of State on:
August 7, 1919	.

THIRD:  The change(s) effected hereby are:  [Check appropriate box(es)]

Q	The county location, within this state, in which the office of the corporation is located, is changed to:

Q	The address to which the Secretary of State shall forward copies of process accepted on behalf
	of the corporation is changed to:	c/o Cascades Inc., 772 Sherbrooke
Street West, Montreal, Qc H3A 1G1

Q	The corporation hereby: [Check one]

	Q	Designates
as its registered agent upon whom process against the corporation may be served.
The street address of the registered agent is:

	Q	Changes the designation of its registered agent to:
. The street address of the registered agent is:

	Q	Changes the address of its registered agent to:

	Q	Revokes the authority of its registered agent.

FOURTH:  The change was authorized by the board of directors

/s/ Robert F. Hall	Robert F. Hall, Assistant Secretary
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE

OF

W.H. SMITH PAPER CORPORATION
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name	W. H. SMITH PAPER CORPORATION
Address	c/o Cascades Inc., 772 Sherbrooke Street West
City, Street and Zip Code	Montreal (Qc) H3A 1G1 Canada

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